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                                                                  EXHIBIT 10.6.2

                          EMPLOYMENT, CONFIDENTIALITY
                         AND NON-COMPETITION AGREEMENT
                         -----------------------------

     THIS EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT ("Agreement") is made and entered into as of the 1st day of August, 1997 by and between Check into Cash, Inc., a Delaware corporation (hereinafter, the "Company"), and Ed Ryan (hereinafter, "Employee").

                                   BACKGROUND
                                   ----------

     The Company desires to engage Employee in the capacities set forth herein, in accordance with the terms and conditions of this Agreement. Employee is willing to serve as such in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Effective Date.  This Agreement is effective as of August 1, 1997 (the
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"Effective Date").

     2.  Employment.  Employee is hereby employed on the Effective Date as Vice
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President for Business Development of the Company.  Employee's responsibilities under this Agreement shall be in accordance with the policies and objectives established by the Chief Executive Officer and the Board of Directors of the Company and shall be consistent with the responsibilities of similarly situated employees of comparable companies in similar lines of business.

     3.  Term.  Employment under this Agreement shall be at will.  Either of
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Employee or the Company may terminate this Agreement at any time for any reason.

     4.  Extent of Service.  During the employment period, and excluding any
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periods of vacation and sick leave to which Employee is entitled, Employee agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for Employee to (i) devote reasonable periods of time to charitable and community activities, and/or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Employee's responsibilities under this Agreement.

     5.  Compensation and Benefits.
         -------------------------

     (a) Base Salary.  During the employment period, the Company will pay to
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Employee a base salary in the amount of $60,000 per year ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Board of Directors of the Company shall review Employee's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of the Company, may increase or decrease Employee's Base Salary from year to year. The annual review of Employee's salary by the Board will consider, among other things, Employee's own performance and the Company's performance.
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     (b) Bonuses.  The Board of Directors in its sole discretion may, from time
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to time, declare and pay to Employee bonuses, whether in cash or otherwise.

     (c) Incentive, Savings and Retirement Plans.  During the employment period,
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Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to similarly situated employees of the Company and its affiliated companies, and on the same relative basis as such other similarly situated employees.

     (d) Welfare Benefit Plans.  During the employment period, Employee and
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Employee's family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to similarly situated employees of the Company and its affiliated companies.

     (e) Expenses.  During the employment period, Employee shall be entitled to
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receive prompt reimbursement for all reasonable expenses incurred by Employee in accordance with the policies, practices and procedures of the Company and its affiliated companies to the extent applicable generally to other similarly situated employees of the Company and its affiliated companies.

     (f) Fringe Benefits.  During the employment period, Employee shall be
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entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for similarly situated employees of the Company and its affiliated companies.

     (g) Severance.  If the Company elects for any reason at any time to
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terminate Employee's employment under this Agreement, the Company shall pay to
Employee all amounts due as salaries and bonuses up to the effective date of the termination, plus an amount equal to the greater of $30,000 or six months' Base Salary as severance pay.

  6.  Stock Option Grants.  As additional consideration to enter into this
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Agreement, the Company has granted Employee options to purchase 7,391 shares of the common stock of the Company, pursuant to an Option Agreement by and between Employee and Company, dated as of the date of this Agreement.

  7.  Representations and Warranties.  Employee hereby represents and warrants
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to the Company that Employee is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Employee's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Employee and any other person or entity.

 8.   Restrictions on Conduct of Employee.
      -----------------------------------

      (a) General.  Employee and the Company understand and agree that the
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purpose of the provisions of this Section 8 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Employee's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Employee's right to work, earn a living, or acquire and possess property from the fruits of his labor. Employee hereby acknowledges that the post-employment restrictions set forth in this Section 8 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to

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the limitations of reasonableness imposed by law upon the restrictions set forth herein, Employee shall be subject to the restrictions set forth in this Section
8.

      (b) Definitions.  The following capitalized terms used in this Section 8
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shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

          "Affiliates" shall mean Check into Cash Holdings, Inc., Check into Cash of California, Inc., Check into Cash of Illinois, LLC, Check into Cash of Indiana, LLC, Check into Cash of Iowa, Inc., Check into Cash of Kentucky, LLC, Check into Cash of Missouri, Inc., Check into Cash of Nebraska, Inc., Check into Cash of North Carolina, Inc., Check into Cash of Ohio, LLC, Check into Cash of Wisconsin, LLC, Creditcorp of Tennessee, Inc., Creditors Adjustment Bureau, Inc., Jones Management Services, Inc., Jones Properties, LLC, Preferred One, LLC, and any other entities that may be formed in the future under the control of the Company, any Affiliate or W. Allan Jones, Jr.;

          "Competitive Services" means any services provided by Company and the Affiliates at the Determination Date, including, without limitation, the business of cashing checks, deferring deposit of checks for specified periods of time, and extending short-term, unsecured credit.

          "Confidential Information" means any confidential or proprietary information possessed by the Company or the Affiliates or relating to its or their business, including, without limitation, any confidential "know-how," customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a Trade Secret (as defined herein).

          "Determination Date" means the date of termination of Employee's employment with the Company for any reason whatsoever or any earlier date (during the employment period) of an alleged breach of the Restrictive Covenants by Employee.

          "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

          "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

          "Protected Employees" means persons who were employed by the Company or the Affiliates at any time within six (6) months prior to the Determination Date.

          "Restricted Period" means the employment period and a period extending two (2) years from the date of termination of Employee's employment under this Agreement; provided, however, in the event the Confidential Information constitutes a Trade Secret, the Restricted Period shall be five (5) years.

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           "Restrictive Covenants" means the restrictive covenants contained in
Section 8(c) hereof.

          "Trade Secret" means any item of Confidential Information that constitutes a "trade secret" under the common law or statutory law of the State of Tennessee.

      (c)  Restrictive Covenants.
           ---------------------

          (i) Restriction on Disclosure and Use of Confidential Information.
              -------------------------------------------------------------
Employee understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its Affiliates, and may not be converted to Employee's own use. Accordingly, Employee hereby agrees that Employee shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Employee shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company.

          (ii) Nonsolicitation of Protected Employees.  Employee understands and
               --------------------------------------
agrees that the relationship between the Company and its Affiliates and each of its Protected Employees constitutes a valuable asset of the Company and its Affiliates and may not be converted to Employee's own use. Accordingly, Employee hereby agrees that during the Restricted Period Employee shall not directly or indirectly on Employee's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company.

          (iii) Noncompetition with the Company.  During the Restricted Period,
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Employee, unless acting in accordance with the Company's prior written consent, will not directly provide any Competitive Services to, and will not, directly or indirectly, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or (ii) be connected as a Principal or Representative or otherwise with, or (iii) permit Employee's name to be used by or in connection with, any Person engaged in providing Competitive Services to any Person conducting business activities within a ten (10) mile radius of any store location from which the Company or any Affiliate is or was engaged in the provision of the Competitive Services on the Determination Date, including any store location for which a lease had been entered into by the Company or any Affiliate on or before the Determination Date but was not then operational; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Employee of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended. The provisions of this Section 8(c)(iii) shall not apply in the event that the employee is terminated by the Company.

      (d) Exceptions from Disclosure Restrictions.  Anything herein to the
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contrary notwithstanding, Employee shall not be restricted from disclosing or using Confidential Information that: (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Employee or his agent; (b) becomes available to Employee in a manner that is not in contravention of applicable law from a source (other than the Company or its Affiliates or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its Affiliates or by a confidentiality or other similar agreement;
(c) was known to Employee on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Employee by the Company or its Affiliates or one of its

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or their officers, employees, agents or representatives; or (d) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, court order or other legal process, Employee shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Employee.

      (e) Enforcement of Restrictive Covenants.
          ------------------------------------

          (i) Rights and Remedies Upon Breach.  In the event Employee breaches,
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or threatens to commit a breach of, any of the provisions of the Restrictive
Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                  A. the right and remedy to enjoin, preliminarily and permanently, Employee from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or an Affiliate and that money damages would not provide an adequate remedy to the Company or the Affiliate; and

                  B. the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as the result of any transactions constituting a breach of the Restrictive Covenants.

          (ii) Severability of Covenants.  Employee acknowledges and agrees that
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the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (iii) Attorneys' Fees.  In any action relating to the enforcement of
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the Restrictive Covenants, the prevailing party in such action shall be entitled to be paid any and all costs and expenses incurred by him or it in enforcing or establishing his or its rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

  9.  Assignment and Successors.
      -------------------------

      (a)  Employee.  This Agreement is personal to Employee and without the
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prior otherwise than by will or the laws of descent and distribution. This
Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives.

      (b)  The Company.  This Agreement shall inure to the benefit of and be
           -----------
binding upon the Company and its successors and assigns. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such

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succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

  10.  Miscellaneous.
       -------------

      (a)  Waiver.  Failure of either party to insist, in one or more instances,
           ------
on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

      (b)  Severability.  If any provision or covenant, or any part thereof, of
           ------------
this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

      (c)  Other Agents.  Nothing in this Agreement is to be interpreted as
           ------------
limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

      (d)  Entire Agreement.  Except as provided herein, this Agreement contains
           ----------------
the entire agreement between the Company and Employee with respect to the subject matter hereof, and it supersedes and invalidates any previous agreements or contracts between them which relate to the subject matter hereof, including, but not limited to that certain Employment, Confidentiality and Non-Competition Agreement that was previously executed by and between Employee and the Company. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

      (e)  Governing Law.  Except to the extent preempted by federal law, the
           -------------
laws of the State of Tennessee and, without regard to Tennessee's conflict of laws principles, shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

      (f)  Notices.  All notices, requests, demands and other communications
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required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

      To Company:     Check into Cash, Inc.
                      Post Office Box 1015
                      Cleveland, Tennessee 37364-1015
                      Facsimile No. (423) 476-9200
                      Attention: W. Allan Jones, Jr.,
                      Chairman and Chief Executive Officer

      To Employee:    Ed Ryan
                      Cleveland, Tennessee

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

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

      (g) Amendments and Modifications.  This Agreement may be amended or
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modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment, Confidentiality and Non-Competition Agreement as of the date first above written.

                      CHECK INTO CASH, INC.


                      By:  /s/ W. Allan Jones, Jr.
                           ------------------------------
                           W. Allan Jones, Jr.
                           Chairman of the Board
                           and Chief Executive Officer


                      EMPLOYEE:

                      /s/ Ed Ryan
                      -----------------------------------
                      Ed Ryan

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